As filed with the Securities and Exchange Commission on May 4, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

LIQUID MEDIA GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

#202, 5626 Larch Street, Vancouver, BC V6M 4E1 Canada
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel Cruz

Chief Financial Officer

#202, 5626 Larch Street

Vancouver, BC  V6M 4E1

(604) 602-0001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark D Wood, Esq.

Mark J. Reyes, Esq.
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661-3693
Telephone No.: (312) 902-5200

________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Shares (3)
Debt Securities
Subscription Receipts
Warrants
Rights
Units
Total	$25,000,000		$25,000,000	$3,245.00

(1) The registrant is registering under this registration statement an indeterminate number of securities of each identified class of securities as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $25,000,000 (or its equivalent thereof in other currencies). Any securities registered under this registration statement may be sold separately or together with other securities registered under this registration statement.  The proposed maximum offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder may be issued directly or upon conversion, exercise or exchange, as applicable, of debt securities, subscription receipts, warrants, rights or units registered hereunder.  The securities registered hereunder also include such additional indeterminate number of common shares and amount of debt securities as may be issued upon such conversion, exchange or exercise to the extent no separate consideration is received for any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such additional indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Each common share includes one common share purchase right pursuant to a Further Amended and Restated Shareholder Rights Plan Agreement, dated as of June 16, 2015, by and between the registrant and Computershare Trust Company of Canada. Any value attributable to such rights is reflected in the market price of the common shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2020

PROSPECTUS

Liquid Media Group Ltd.

$25,000,000

Common Shares

Debt Securities

Subscription Receipts

Warrants

Rights

Units

________________________

Liquid Media Group Ltd. may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed.  The total aggregate offering price for these securities will not exceed $25,000,000 (or the equivalent thereof in other currencies).

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them.  We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference carefully before you invest. Where required by statute, regulation or policy, and where securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.  This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The aggregate market value of our outstanding common shares held by non-affiliates is $19,227,588 based on 6,785,175 common shares outstanding as of May 1, 2020, of which 5,916,181 common shares are held by non-affiliates, at a price per common share of $3.25 based on the closing sale price of our common shares on the NASDAQ Capital Market on March 17, 2020.  In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The principal executive offices of Liquid Media Group Ltd. are located at #202, 5626 Larch Street, Vancouver, BC, V6M 4E1, and the telephone number is (604) 602-0001.

The common shares of Liquid Media Group Ltd. are listed on the NASDAQ Capital Market under the symbol "YVR." On May 1, 2020, the closing price of our common shares on the NASDAQ Capital Market was $1.96 per share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See "Risk Factors".

________________________

Investing in our securities involves a high degree of risk.  Before buying our securities, you should consider carefully the risks described under the caption "Risk Factors" beginning on page 9 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

This prospectus is dated              , 2020.

Table of Contents

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading "Incorporation of Certain Information by Reference."

Owning securities may subject you to tax consequences in the United States and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website or at the SEC office mentioned under the heading "Where You Can Find More Information."

Our consolidated financial statements that are incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

Unless the context otherwise indicates, the terms "us," "we," "our," "Liquid" and the "Company" refer to Liquid Media Group Ltd. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties' trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to "$", "US$" or "USD$" are to United States dollars and references to "CS" or "Canadian$" are to Canadian dollars.

Where You Can Find More Information

Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith file and furnish reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnish with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings through our website at www.liquidmediagroup.co.

This prospectus is a part of a registration statement on Form F-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Incorporation of Certain Information by Reference

The SEC allows us to "incorporate by reference" information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

  Our Annual Report on Form 20-F for the year ended November 30, 2019, filed with the SEC on March 2, 2020; and

  The description of our common shares contained in our Registration Statement on Form F-3 filed with the SEC on September 24, 2007 and any amendments thereto filed to update the description.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Liquid Media Group Ltd.
Attention: Corporate Secretary

#202, 5626 Larch Street

Vancouver, BC  V6M 4E1

Canada

(604) 602-0001

Forward-Looking Statements

This prospectus and the documents that are incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, and "forward-looking information" within the meaning of applicable Canadian securities legislation.  We have tried to identify these forward-looking statements and information by using words such as "may," "might," "hope," "will," "should," "expect," "plan," "forecast," "project," "anticipate," "intend," "believe," "estimate," "predict," "potential," "contemplate," "could," "future" or the negative of those terms or other words of similar meaning.  These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions and are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control.  These risks, uncertainties and other factors relate to, without limitation:

  Our limited operating history and our evolving business make it difficult to evaluate our results of operations and prospects.

  We are in the initial phase of executing our business plan, and we cannot guarantee that our intended business will be successful.

  We may not be successful in developing or launching our online direct-to-consumer distribution platform following our acquisition in February 2020.

  Our business is intensely competitive and "hit" driven. If we do not deliver "hit" products and services, or if consumers prefer our competitors' products or services over our own, our operating results could suffer.

  We have a history of operating losses and negative cash flow, and we may never achieve profitability.

  We lack adequate financing and may not be able to obtain financing on acceptable terms, or at all, which would have a material adverse effect on our business, results of operations, financial condition and prospects.

  We are subject to product development risks which could result in delays and additional costs, and we must adapt to changes in software technologies.

  Programming errors or flaws in our games could harm our reputation or decrease market acceptance of our games, which would harm our operating results.

  Competition within, and to, the media and entertainment industries is intense, and our competitors may be able to draw upon a greater depth and breadth of resources than those available to us.

  Our growth relies on market acceptance.

  We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

  In operating our media and entertainment business, we may fail to launch new products according to our timetable, and our new products may not be commercially successful.

  Our industry is subject to rapid technological change, and if we do not adapt to, and appropriately allocate our new resources among emerging technologies and business models, our business may be negatively impacted.

  Our business is subject to our ability to develop commercially successful products for the current video game platforms.

  Companies and governmental agencies may restrict access to our website, other websites that carry our products, mobile applications or the internet, generally, which could lead to losses or slower growth due to the effects such restrictions may have on our player base.

  The video game hardware manufacturers set the royalty rates and other fees that we must pay to provide games for their platforms, and therefore have significant influence on our costs. If one or more of these manufacturers change their fee structure, our profitability will be materially impacted.

  Acquisitions we pursue could result in operating difficulties, dilution to our shareholders and other consequences harmful to our business.

  The potential growth of our business may depend upon our ability to consummate strategic acquisitions, which will depend on the availability of, and our ability to identify, suitable candidates; our business may suffer if we are unable to successfully integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

  The global COVID-19 pandemic may negatively affect our business, financial condition and results of operations, and these impacts may persist for an extended period of time or become more pronounced.

  Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.

  Our results of operations may fluctuate significantly as to our film operations depending upon the timing of television shows and films delivered or made available to various media.

  Our entertainment programming may not be accepted by the public, which would result in a portion of our costs not being recouped or anticipated profits not being realized.

  Our film and television productions may not receive favorable reviews or ratings or perform well in ancillary markets, broadcasters may not license the rights to our film and television programs and distributors may not distribute or promote our films and television programs, any of which could have a material adverse effect on our results of operations or financial condition.

  As a company in the early stages of our development, we rely upon our management team; our future success depends significantly on their continued service and performance.

  Our success depends in part on our ability to hire and retain competent and skilled management and technical, sales and other personnel.

  We may be involved in legal proceedings that may result in adverse outcomes.

  Declines in consumer spending and other adverse changes in the economy could have a material adverse effect on our business, financial condition and operating results.

  Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business.

  Our management team has limited experience managing a public company, and we need to expand our management team to support our potential growth

  We may not be able to manage our potential growth.

  We use a limited number of suppliers.

  We depend on protection afforded by trademarks and copyrights to protect our intellectual property.

  Intellectual property claims may increase our costs or require us to cease selling affected products, which could adversely affect our financial condition and results of operations.

  Security breaches involving the source code for our products or other sensitive and proprietary information could adversely affect our business.

  Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business and operating results.

  The proliferation of "cheating" programs and scam offers that seek to exploit our games affects the game-playing experience and may lead players to stop playing our games.

  We may not be able to maintain our listing on the NASDAQ Capital Market.

  Additional capital raising efforts in future periods may be dilutive to our then current shareholders or result in increased interest expense in future periods.

  We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal control over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our financial statements.

  We could lose our "foreign private issuer" status in the future, which could result in significant additional costs and expenses to us.

  If we are characterized as a passive foreign investment company for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, our U.S. shareholders may suffer adverse tax consequences.

  We have never paid cash dividends on our common shares, and we do not anticipate paying cash dividends in the foreseeable future.

  Sales of a substantial number of our common shares into the public market could result in significant downward pressure on our share price.

  We are incorporated in British Columbia, Canada, and all but one of our directors and officers live in Canada, and all of the Company's assets, with the exception of our interest in Majesco Entertainment Company, a Nevada corporation, are in Canada; therefore, investors may have difficulty initiating legal claims and enforcing judgments against us and our directors and officers.

  Other risks and uncertainties discussed under the caption "Risk Factors" in documents incorporated by reference in this prospectus or any prospectus supplement.

The foregoing list of factors is not exclusive.  For further information about these and other risks, uncertainties and factors affecting the Company's business and prospects, please review the disclosure contained in the Company's filings made with the SEC.  You should not place undue reliance on any forward-looking statements. Any forward looking statement or information speaks only as of the date on which it is made. The Company expressly disclaims any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

Liquid Media Group Ltd.

Liquid's primary business is in aggregating gaming and film production service studios and creating a vertically integrated studio system for producing film, television and animation, and gaming content from inspiration to distribution. With the goal of becoming a global competitor in gaming and film content creation, Liquid is forging relationships with an extensive network of industry partners to integrate cutting-edge technology into its portfolio of gaming and film products.

Liquid's strategy involves partnering with or obtaining substantial interests in companies that have demonstrated success in the industries. Liquid believes that imaginative video product is essential to success. As a result, Liquid has obtained a forty-nine (49%) interest in Waterproof Studios Inc. ("Waterproof"), an animation studio based in Vancouver, BC, which has demonstrated success in providing content and animation to large studios. In providing content to or creating animation requested by the studio, Liquid and Waterproof avoid the substantial costs of wholly creating intellectual property, providing advertising and production and absorbing the substantial costs of doing so. Instead, Liquid provides segments of films for studios that instead incur those costs. Liquid believes that entering the film industry in this manner allows it to build out its infrastructure while obtaining capital and profits and developing the skills necessary to develop films.

Additionally, Liquid develops games for various platforms, including console and desktop downloadable-games at well as mobile games for multiple platforms, including Apple's iOS and the Android operating systems. Liquid's strategy mainly involves partnering with or obtaining substantial interests in companies that have demonstrated that they have successfully created games with a substantial audience. In leveraging these partnerships and acquisitions, Liquid believes that it can more quickly and successfully enter the market and develop profitability. In doing so, Liquid believes it will be able to finance other acquisitions and develop the skills to develop successful games in-house and thereby capture more of the profits generated from the games developed. For example, through its subsidiary Liquid Canada, the Company owns a fifty one percent (51%) interest in Majesco Entertainment Company, a video game developer offering such games as Ancient Aliens: The Game™ and Romans From Mars.  Majesco primarily uses third party development studios to develop its games. However, Majesco may employ game-production and quality-assurance personnel to manage the creation of the game and its ultimate approval by the first party hardware manufacturer. Majesco carefully selects third parties to develop video games based on their capabilities, suitability, availability and cost. Majesco typically has broad rights to commercially utilize products created by the third-party developers it works with. Development contracts are structured to provide developers with incentives to provide timely and satisfactory performance by associating payments with the achievement of substantive development milestones and by providing for the payment of royalties to them based on sales of the developed product, only after Majesco recoups development costs. The process for producing video games also involves working with platform manufacturers from the initial game concept phase through approval of the final product. During this process, Majesco works closely with the developers and manufacturers to ensure that the title undergoes careful quality assurance testing. Each platform manufacturer requires that the software and a prototype of each title, together with all related artwork and documentation, be submitted for its pre-publication approval. This approval is generally discretionary. Liquid intends to acquire additional companies engaged in the film and gaming industries, and obtain the rights to films and games directly as it deems appropriate.

On February 20, 2020, Liquid also acquired a portfolio of assets including streaming platform Reelhouse, an online video community that gives filmmakers complete control to self-distribute content directly to their audiences. Filmmakers access the latest monetization, social and showcasing features, which in turn engage viewers in online viewing experiences. The acquired assets also include Subscription Video on Demand channels.

Liquid has a goal of becoming a global competitor in gaming and film content creation. It is forging relationships with an extensive network of industry partners to integrate cutting edge technology into its portfolio of gaming and film products. Initial growth efforts in this regard are intended to take steps to begin consolidating the city of Vancouver's fragmented film and entertainment market, where more than $3.4 billion is spent annually on film and television production services. Liquid has signed a licensing agreement to enable it to move digital content production into the cloud.

Liquid Media Group Ltd. is a corporation incorporated under the laws of the province of British Columbia, Canada, and is governed by the Business Corporations Act (British Columbia). The Company was incorporated under the Company Act (British Columbia) on February 4, 1986 under the name "2060 Investments Ltd." On May 21, 1986, Liquid changed its name to "Camfrey Resources Ltd." On March 16, 1993, Liquid changed its name to "Brio Industries Inc.," and on October 25, 1999, Liquid changed its name to Leading Brands, Inc. On August 10, 2018, the Company changed its name to "Liquid Media Group Ltd." in connection with the consummation of the business combination between Leading Brands and Liquid Canada by way of a plan of arrangement under the Business Corporations Act (British Columbia).

The head office of the Company is located at 202, 5626 Larch Street Vancouver, BC, Canada V6M 4E1, and our telephone number is (604) 602-0001.

Risk Factors

Investing in our securities involves a high degree of risk. Please see the "Risk Factors" section in any prospectus supplement and in our most recent Annual Report on Form 20-F, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such "Risk Factors" section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.  Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $25,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

Material Changes

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since November 30, 2019, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

Enforceability of Civil Liabilities

We are a company organized and existing under the Business Corporations Act (British Columbia). A majority of our directors and officers, and some or all of the experts named in this prospectus and the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for investors who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of the Company's directors, officers and experts under the United States federal securities laws. A final judgment for a liquidated sum in favor of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

Use of Proceeds

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

  expanding existing businesses, acquiring businesses or investing in other business opportunities;

  debt reduction or debt refinancing;

  investments in or advances to subsidiaries;

  repurchases of our common shares or other securities;

  capital expenditures; and

  general corporate purposes, including funding working capital.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

Capitalization and Indebtedness

The following table sets forth our capitalization and indebtedness as of February 29, 2020. The amounts shown below are unaudited and represent management's estimate. The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of February 29, 2020
(Canadian$ in thousands)
Non-Current Indebtedness:
Convertible notes (unsecured)	$1,473
Derivative liability (unsecured)	410

Current Indebtedness:
Loan payable (secured)	$750
Loan payable (unsecured)	696
Accounts payable and other liabilities (unsecured)	$4,675

Total Indebtedness	$8,004

Cash	$53

Shareholders' equity:
Share capital (common shares)	$21,525
Commitment to issue shares	902
Reserves	$2,152
Accumulated other comprehensive loss	363
Deficit	(19,408)
Shareholders' equity attributable to our shareholders	5,534
Total Capitalization	13,538

Description of the Securities We May Offer

This prospectus contains summary descriptions of the common shares, senior and subordinated debt securities, subscription receipts, warrants, rights and units that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus.  The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.  You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Share Capital

The Company is authorized to issue 500,000,000 common shares without par value and 20,000,000 preferred shares without par value, of which 1,000,000 shares are designated as Series A Preferred Shares, 100 shares are designated as Series B Preferred Shares, 1,000,000 shares are designated as Series C Preferred Shares, 4,000,000 shares are designated as Series D Preferred Shares and 4,000,000 shares are designated as Series E Preferred Shares. As of the date of the most recent balance sheet included in the financial statements and as of the latest practicable date, the following number of shares were issued and outstanding:

Share Type	As of the Date of the Most Recent Balance Sheet (November 30, 2019)	As of May 1, 2020
Common Shares	5,345,661	6,785,175
Series A Preferred Shares	0	0
Series B Preferred Shares	0	0
Series C Preferred Shares	0	0
Series D Preferred Shares	0	0
Series E Preferred Shares	0	0

Note: As at November 30, 2018, the Company had 4,010,108 common shares and no preferred shares issued and outstanding.

All shares are fully paid. In addition to the above, the Company, pursuant to the terms of a letter agreement, has pledged 215,000 common shares as security against a loan. These shares are held by the Company and subject to a pledge in favor of RDL Realisation, PLC, the loan creditor ("RDL"). Pursuant to the terms of the letter agreement, in the event the Company issues any equity securities or securities convertible into equity securities of the Company, subject to limited exceptions, the Company is required to provide advance notice to RDL and RDL has the right to participate in the offering of such securities such that RDL may maintain its proportional ownership in the Company immediately prior to the completion of such offering.

As of February 29, 2020, the Company had 1,886,470 share purchase warrants and 8,000 agent's warrants outstanding as follows:

Number of Share Purchase Warrants	Exercise Price (USD$)	Expiry Date
24,208	$1.20	April 6, 2022
286,886	$1.20	August 30, 2020
800,000	$1.20	October 15, 2021
775,376	$1.75	February 26, 2021
1,886,470

Number of Agent's Warrants	Exercise Price (USD$)	Expiry Date
8,000	$4.00	October 15, 2020
8,000

Certain of these warrants are subject to anti-dilution adjustment based upon the outstanding common shares at the time of exercise.

Further to the above, in February 2019, the Company closed a private placement offering of unsecured convertible debentures raising US$2,677,750. Each debenture will mature two years from closing, will bear interest at 2% per annum, and will be convertible into units at a price of US$1.50 per unit. Each unit consists of one common share and one share purchase warrant, with each warrant entitling the holder to acquire one common share of the Company for US$1.75 for a period of two (2) years from the closing date of the offering ending on February 26, 2021. During the financial year 2019, the Company issued 1,000,167 units on the conversion of US$1,133,761 worth of net convertible debentures.

The Company has also issued incentive options to certain directors, officers, and consultants of the Company. As at February 29, 2020, the following options were outstanding and exercisable:

Number of Options	Exercise Price (USD$)	Expiry Date
461,500	$2.55	February 28, 2024
461,500

History of Share Capital

Financial Year Ended 2017

During the financial year ended November 30, 2017:

(a) On March 14, 2017, the Company issued 117,750 units valued at $353,250 to settle debt. Each unit was comprised of one common share and 0.287 of a share purchase warrant of the Company. Each whole warrant entitles the holder to purchase one additional common share at a price of $3.75 per share for a term of five years from closing.

(b) On April 6, 2017, the Company closed a non-brokered private placement and issued 89,833 units at a price of $3.00 per unit for gross proceeds of $269,500 of which $16,500 was settled for debt. Each unit consisted of one common share and 0.287 of a share purchase warrant of the Company. Each whole warrant entitles the holder to purchase one additional common share at a price of $3.75 per share for a term of five years from closing.

(c) On May 19, 2017, the Company issued 22,854 common shares to settle debts totaling $69,100.

(d) On September 6, 2017, the Company closed a non-brokered private placement and issued 73,291 common shares at $6.15 per share to settle debt totaling $204,123 and for cash totaling $246,615. A finders' fee of 4,000 shares was issued with a value of $24,600 in connection with the private placement and has been recorded as a share issuance cost.

(e) On September 12, 2017, the Company issued 20,000 common shares pursuant to the exercise of stock options for total proceeds of $75,000. As a result, the Company transferred $48,000 representing the fair value of the exercised stock options from reserves to share capital.

(f) On October 23, 2017, the Company issued 4,750 common shares pursuant to the exercise of share purchase warrants for total proceeds of $17,812.

As of the financial year ended November 30, 2017, the Company had 2,177,715 common shares and no preferred shares issued and outstanding.

Financial Year Ended 2018

During the financial year ended November 30, 2018:

(a) On January 9, 2018, the Company acquired 51% of the issued and outstanding shares of Majesco Entertainment Company, a U.S. corporation. As consideration, the Company issued 66,667 common shares with a value of $415,000 and is required to pay cash consideration of up to US$1,000,000 (paid US$350,000 during the year ended November 30, 2019 and accrued $664,450 (US$500,000) as of November 30, 2019.

(b) On August 9, 2018, the Company consummated a business combination with Liquid Canada by way of plan of arrangement under the Business Corporations Act (British Columbia) (the "Arrangement"), whereby the Company issued 1,288,497 common shares valued at $4,277,319 in exchange for all of the issued and outstanding shares of Liquid Canada, of which the Company eliminated 2,244,381 common shares and retained 560,410 common shares. At the time of completion of the Arrangement, the Company had 1,848,908 common shares issued and outstanding which included 1,288,497 common shares issued to former Liquid Canada shareholders, representing 69.69% of the Company's issued and outstanding shares.

(c) On October 15, 2018, the Company completed a brokered private placement which consisted of the issuance of 800,000 units at a price of US$4.00 per unit for gross proceeds of $4,157,760 (US$3,200,000). Each unit consisted of one common share and one share purchase warrant exercisable for a three-year period at an exercise price of US$5.00 per warrant. The Company incurred agents' fees of $410,218, legal fees of $36,353, issued 10,000 common shares valued at $41,531 to an agent, and issued 8,000 agents warrants valued at $24,774 in connection with the closing of this private placement.

(d) On October 15, 2018 the Company issued 888,000 common shares valued at $4,880,639 for licenses.

(e) On October 15, 2018, the Company issued 113,764 common shares valued at $623,771 to settle debt of $833,487 resulting in a gain of $209,716 which is included in gain on debt settlements and issued 28,451 common shares valued at $156,000 for a commitment to issue shares.

(f) On October 15, 2018, the Company issued 268,000 common shares valued at $1,469,456 for the purchase of video games in connection with two separate purchase agreements.

(g) During the year, the Company issued 51,148 common shares in connection with the exercise of share purchase warrants for proceeds of $154,320. As a result, the Company transferred $23,854 representing the fair value of the exercised share purchase warrants from reserves to share capital.

(h) During the year, the Company issued 1,837 common shares in connection with the exercise of 1,837 agents' warrants at $1.25 per warrant for proceeds of $2,296. As a result, the Company transferred $2,985 representing the fair value of the exercised share purchase warrants from reserves to share capital.

As of the financial year ended November 30, 2018, the Company had 4,010,108 common shares and no preferred shares issued and outstanding.

Financial Year Ended 2019

During the financial year ended November 30, 2019:

(a) In February 2019, the Company closed its private placement offering of unsecured convertible debentures raising US$2,678,000.  Each debenture will mature two years from closing, will bear interest at 2% per annum, and will be convertible into units at a price of US$1.50 per unit.  Each unit will consist of one common share and one share purchase warrant with each warrant entitling the holder to acquire one common share of the Company for US$1.75 for a period of two years from the closing date of the offering.  At the time of the closing of the Debenture offering, the Company also converted US$255,000 of accounts payable to non-related parties into 113,334 common shares at a price of US$2.62.

(b) In February 2019, the Company granted 461,500 stock options to certain officers, directors, and consultants of the Company with an exercise price of US$2.55 per share and a term of five years.

(c) On April 30, 2019, the Company issued 46,539 common shares valued at $243,162 to settle debt of $199,896 and issued 17,222 common shares valued at $73,980 to various consultants of the Company for consulting and public relations services provided to the Company.

(d) In November 2019, the Company restructured its debt with RDL Realisation, PLC ("RDL") to extend the maturity date of the loan to November 30, 2020.  Additionally, the Company agreed to make quarterly payments of $250,000 beginning on March 31, 2020 and has pledged 215,000 common shares as security against the loan.  RDL also released the previously held security interest over the Company's shares of Waterproof Studios Inc.

(e) In November 2019, the Company issued 158,291 common shares valued at $368,617 for the exercise of warrants with an exercise price of US$1.75.

(f) During the year ended November 30, 2019, various lenders converted $1,795,455 (US$1,133,761) worth of net convertible debentures into 1,000,167 units of the Company, with each unit consisting of one common share and one share purchase warrant to purchase one additional common share at an exercise price of US$1.75 per share on or before February 26, 2021.

As of the financial year ended November 30, 2019, the Company had 5,345,661 common shares and no preferred shares issued and outstanding.

As of February 29, 2020

Following completion of the financial year ended November 30, 2019:

(a) Subsequent to November 30, 2019, the Company issued 98,004 common shares for total proceeds of $204,891 (US$154,181) in connection with: (1) the exercise of 66,500 share purchase warrants at US$1.75 per warrant for proceeds of $154,651 (US$116,375), of which $104,651 (US$78,750) was included in the commitment to issue shares as at November 30, 2019; and (2) 31,504 share purchase warrants at US$1.20 per warrant for proceeds of $50,240 (US$37,806).

(b) January 2020, the Company issued 57,125 common shares to settle debt of $193,582 and 11,764 common shares for $33,058 in services included in commitment to issue shares at November 30, 2019

As of February 29, 2020, the Company had 5,512,554 common shares and no preferred shares issued and outstanding.

Description of Common Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement.  Holders of common shares are entitled to receive notice of, to attend and to vote at any meetings of our shareholders, other than any meeting of holders of another class of our shares that are entitled to vote separately as a class at such meeting.

Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of our net assets to less than the total redemption amount of all issued preferred shares (if any).

In the event of our dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred shares, holders of common shares will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred shares, as a class, to receive, before any distribution of any part of our assets among the holders of common shares, the redemption amount in respect of such preferred shares, being that amount as determined by our directors at the time of the issuance of such preferred shares.

Shareholder Rights Plan

Summary of Rights Plan. The following is a summary of the principal terms of the Rights Plan, as renewed, which is qualified in its entirety by reference to the text of the Shareholder Rights Plan ("Rights Plan"), a copy of which is attached as Exhibit 4.7 to this Registration Statement.

Effective Date. The effective date of the Rights Plan is August 31, 2006 (the "Effective Date") and it will remain in effect until the termination of the annual general meeting of our shareholders for 2020.

Issue of Rights. One minute after the Effective Date, one right was issued and attached to each share outstanding and will attach to each share subsequently issued.

Adjustment to Exercise Rights. After a person acquires 20% or more of our shares or commences a take-over bid to acquire our shares, or announces an intention to do so, other than by way of a Permitted Bid (the "Separation Time"), the rights will separate from the shares and will be exercisable at an exercise price of 20 Canadian dollars per share. The acquisition by any person (an "Acquiring Person") of 20% or more of the shares, other than by way of a Permitted Bid, is referred to as a "Flip-in Event". Any rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Eight (8) trading days after the occurrence of a Flip-in Event, each right (other than those held by the Acquiring Person), will be adjusted so as to permit its holder to purchase 40 Canadian dollars worth of shares for 20 Canadian dollars. (i.e. at a 50% discount).

The issuance of the rights is not initially dilutive. However, upon a Flip-in Event occurring and the rights separating from the shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of rights not exercising their rights after the occurrence of a Flip-in Event may suffer substantial dilution.

Certificates and Transferability. Prior to the Separation Time, the rights will be evidenced by a legend imprinted on certificates for shares issued from and after the Effective Date and will not be transferable separately from the shares. Promptly following the Separation Time, separate certificates evidencing the rights (the "Rights Certificates") will be mailed to holders of record of Shares as of the Separation Time and the separate Rights Certificates will evidence the rights. From and after the Separation Time, Rights Certificates, which will be transferable in accordance with applicable securities laws, will evidence the rights.

Permitted Bids. The requirements for a Permitted Bid include the following:

(a) the take-over bid must be made by way of take-over bid circular;

(b) the take-over bid must be made to all holders of shares and voting shares issued on the exercise of warrants, options and other securities convertible into voting shares;

(c) the take-over bid must be outstanding for a minimum of 60 days, during which time tendered shares may not be taken up;

(d) the shareholder who tender their shares to the take-over bid must be permitted to withdraw their shares prior to the shares being taken up and paid for;

(e) shares tendered pursuant to the take-over bid may be taken up only after the expiry of not less than sixty (60) days and then only if at such time more than 50% of the shares held by shareholders other than the bidder, its affiliates and persons acting jointly or in concert with the bidder (the "Independent Shareholders") have been tendered to the take-over bid and not withdrawn; and

(f) if more than 50% of the shares held by Independent Shareholders are tendered to the take-over bid within the sixty (60) day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of shares for an additional ten (10) business days from the date of such public announcement.

The Rights Plan allows for a competing Permitted Bid (a "Competing Permitted Bid") to be made while a Permitted Bid is pending. A Competing Permitted Bid must satisfy all the requirements of the Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the statutory requirement that it be outstanding for a minimum period of thirty-five (35) days.

Waiver and Redemption. The board of directors may, prior to a Flip-in Event occurring, waive the dilutive effects of the Rights Plan in respect of a particular Flip-in Event resulting from a take-over bid made by way of a take-over bid circular to all holders of shares of the Company, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event occurring thereafter under a take-over bid made by way of a take-over bid circular to all holders of shares. The board of directors may also waive the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding shares of the Company within fourteen (14) days or such other period as may be specified by the board of directors. With the majority consent of shareholders or rights holders at any time prior to a Flip-in Event causing an adjustment to the rights, the board of directors may redeem all, but not less than all, of the outstanding rights at a price of $0.0001 each.

Grandfathered Persons. Holders of 20% or more of the shares at the time when the rights are distributed are recognized for the purposes of the Rights Plan as "grandfathered persons" and, as such, do not constitute Acquiring Persons under the Rights Plan by virtue of their shareholding exceeding the 20% Flip-in Event threshold.

Description of Preferred Shares

We are authorized to issue preferred shares in one or more series. The directors are authorized to fix the number of preferred shares in each series and to determine the preferred rights as to dividends, designation, convertibility, rights, restrictions, conditions and limitations attached to each such series.

The holders of preferred shares shall, at the discretion of the directors, be entitled to an annual preferential dividend at such rate or rates as the directors may, in their sole discretion, determine from time to time at any time. There are currently different annual rates of preferential dividends attaching to each series of shares, however no preferred shares are currently outstanding.

The holders of preferred shares may, on twenty-one (21) days' notice to us , require us to redeem, and we may elect, upon twenty-one (21) days' notice to such holders, to redeem, the whole or any part of any series of preferred shares, on payment of the redemption amount of such shares.

The holders of preferred shares, as a class, will have preference as to dividends or capital or both capital and dividends.

Except as required by law or the provisions of any designated series of preferred shares, the holders of preferred shares are not entitled to vote at any meeting of the shareholders and are not entitled to notice of and to attend meetings of the shareholders.

We will not issue any preferred shares pursuant to this prospectus.

Description of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement.  We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution.  Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture.  The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities.  The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.  Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets.  Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures.  The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus.  Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture.  Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein.  This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.  You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars.  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  In addition, we may issue debt securities as part of any units issued by us.  All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.  Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other securities.  We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto.  We may include provisions pursuant to which the number of common shares or other securities that holders of the series of debt securities receive would be subject to adjustment.  Some of the debt securities may be issued as original issue discount debt securities.  Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities.  The description will, to the extent applicable, include:

  the title and form of the debt securities;

  the ranking of the debt securities as compared to other debt;

  the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

  the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

  the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

  the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

  whether the debt securities are entitled to the benefit of any sinking fund;

  the identity of the trustee;

  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

  the denominations in which we may issue the debt securities;

  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

  the currency in which we will pay the principal of and any premium or interest on the debt securities;

  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

  whether the debt securities are defeasible and the terms of such defeasance;

  any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

  other terms of the debt securities, including affirmative and negative covenants, terms, procedures and limitations relating to the exchange and transfer of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons.  You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness.  For a definition of "senior indebtedness," see "Subordinated Debt Securities - Subordination" below.

Events of Default.  Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

  default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

  default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

  default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

  failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

  specified events of bankruptcy, insolvency, or reorganization; and

  any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately.  No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization.  Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee.  Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance.  Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

  defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, "U.S. government obligations" are:

  direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer; and

  certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, "foreign government obligations" are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred.  That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated.  We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option.  If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default.  If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities.  This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

  evidence the assumption by another person of our obligations;

  add covenants for the benefit of the holders of all or any series of senior debt securities;

  add any additional events of default;

  add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

  add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

  secure any senior debt security;

  establish the form or terms of senior debt securities of any series;

  evidence the acceptance of appointment by a successor trustee; or

  cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. Without the consent of the holder of each outstanding senior debt security affected, no modification or amendment will be permitted to:

  change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

  reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

  change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

  impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

  reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

  modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain specified covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

  the successor is a person organized under U.S. or Canadian law;

  the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

  after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness - and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization - to all other financial obligations.  Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See "- Events of Default" below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, "senior indebtedness" means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument. Senior indebtedness, however, does not include indebtedness that is stated in its terms not to be senior to, or to have the same rank as, the subordinated debt securities.

As used in this prospectus, "other financial obligations" means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or not to rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

  there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

  any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities.  If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default.  Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities.  Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

  our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

  our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

  our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

  any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under "Senior Debt Securities-Defeasance and Covenant Defeasance."

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under "Senior Debt Securities-Modification and Waiver."  Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under "Senior Debt Securities-Consolidation, Merger, and Sale of Assets."

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the indentures will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us.  However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Subscription Receipts

We may issue subscription receipts, independently or together with other securities from time to time, as set forth in the applicable prospectus supplement. Subscription receipts will be issued under one or more subscription receipt agreements.

A subscription receipt is a security of ours that will entitle the holder to receive one or more common shares or a combination of common shares and warrants, upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. After the offering of subscription receipts, the subscription proceeds for the subscription receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of subscription receipts will not have any rights of shareholders of the Company. Holders of subscription receipts are only entitled to receive common shares or warrants or a combination thereof upon the surrender of their subscription receipts to the escrow agent or to a return of the subscription price for the subscription receipts, together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the subscription receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any subscription receipt agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The prospectus supplement will set forth the following terms relating to the subscription receipts being offered:

  the designation of the subscription receipts;

  the aggregate number of subscription receipts offered and the offering price;

  the terms, conditions and procedures for which the holders of subscription receipts will become entitled to receive common shares or warrants or a combination thereof;

  the number of common shares or warrants or a combination thereof that may be obtained upon the conversion of each subscription receipt and the period or periods during which any conversion must occur;

  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  the gross proceeds from the sale of such subscription receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such subscription receipts, plus any interest earned thereon;

  the material income tax consequences of owning, holding and disposing of such subscription receipts;

  whether such subscription receipts will be listed on any securities exchange;

  any terms, procedures and limitations relating to the transferability, exchange or conversion of the subscription receipts; and

  any other material terms and conditions of the subscription receipts.

Any material U.S. federal income tax consequences and other special considerations with respect to any subscription receipts offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Warrants

We may issue warrants independently in one or more series to purchase common shares, or in any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be issued independently or together with the underlying securities, and may be attached to or separate from the underlying securities.  We may issue series of warrants under a separate warrant agreement between us and a warrant agent.  The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time.  Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants.  You should carefully consider the actual provisions of the warrants and any related warrant agreement.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  the title of the warrants;

  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  the price or prices at which the warrants will be issued;

  the aggregate number of warrants;

  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

  the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

  the maximum or minimum number of warrants which may be exercised at any time;

  the terms of any mandatory or option call provisions;

  whether the warrants are to be issued in registered or bearer form;

  whether the warrants are extendible and the period or periods of such extendibility;

  the identity of any warrant agent; and

  other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Description of Rights

We may issue rights to our shareholders for the purchase of debt securities, common shares or other securities, as set forth in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  the date of determining the shareholders entitled to the rights distribution;

  the number of rights issued or to be issued to each shareholder;

  the exercise price payable for each share of debt securities, common shares or other securities upon the exercise of the rights;

  the number and terms of the shares of debt securities, common shares or other securities which may be purchased per each right;

  the extent to which the rights are transferable;

  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by the Company in connection with the offering of such rights; and

  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Any material U.S. federal income tax consequences and other special considerations with respect to any rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities,. units comprised of one or more of the securities described in this prospectus in any combination, as set forth in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable unit agreement, including any definitions of terms used therein. Your rights will be defined by the terms of any applicable unit agreement, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular unit described in the applicable prospectus supplement or supplements.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale.  We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on The NASDAQ Capital Market. We may elect to list any securities on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.  Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals.  The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.  If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.  We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved.  The terms of these sales will be described in the applicable prospectus supplement.  We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Memorandum and Articles of Association

Key Provisions of our Notice of Articles and Articles and the Business Corporations Act (British Columbia)

The following is a summary of certain key provisions of our notice of articles and articles and certain related sections of the Business Corporations Act (British Columbia) (the "BCBCA"). This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our notice of articles and to our articles attached as exhibits to our Annual Report on Form 20-F for the year ended November 30, 2019, filed with the SEC on March 2, 2020.

Stated Objects or Purposes

Our notice of articles and articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which the director is materially interested - Our articles state that a director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property, directly or indirectly, where a duty or interest might be created to conflict with his or her duty or interest as a director, shall declare the nature and extent of his or her interest in the contract or transaction or of the conflict or potential conflict with his duty and interest as a director in accordance with the provisions of the BCBCA.

The BCBCA also provides that a director is not entitled to vote in respect of any contract or transaction with us in which he or she holds a disclosable interest on any directors' resolution to approve the contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of the directors may vote on such resolution. If he or she does vote, the vote will not be counted, but he or she will be counted in the quorum present at the meeting at which such vote is taken.

A director holds a disclosable interest in a contract or transaction if:

(a) the contract or transaction is material to us,

(b) we have entered, or proposes to enter, into the contract or transaction, and

(c) either of the following applies to the director:

(i) the director has a material interest in the contract or transaction;

(ii) the director is a director of, or has a material interest in, a person who has a material interest in the contract or transaction.

A director does not hold a disclosable interest in a contract or transaction merely because:

(i) the contract or transaction is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director, or a person in whom the director has a material interest, for the benefit of us or an affiliate of ours;

(ii) the contract or transaction relates to an indemnity or insurance of officers and directors under the BCBCA;

(iii) the contract or transaction relates to the remuneration of the director in that person's capacity as director, officer, employee or agent of ours or an affiliate of ours;

(iv) the contract or transaction relates to a loan to us, and the director, or a person in whom the director has a material interest, is or is to be a guarantor of some or all of the loan; or

(v) the contract or transaction has been or will be made with or for the benefit of a corporation that is affiliated with us and the director is also a director or senior officer of that corporation or an affiliate of that corporation.

Director remuneration - Our articles provide that the remuneration of the directors may from time to time be determined by the directors or, if the directors shall decide, by the shareholders. The remuneration may be in addition to any salary or other remuneration paid to any officer or employee of our as such who is also a director.

The articles also provide that the directors shall be repaid reasonable traveling, hotel and other expenses they incur in and about our business. If any director shall perform any professional or other services for us that, in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about our business, he or she may be paid a remuneration to be fixed by the board, or, at the option of the director, by us in a general meeting, and the remuneration may be either in addition to, or in substitution for any other remuneration that he or she may be entitled to receive. The directors, on behalf of us, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance.

Borrowing powers of directors - Our articles provide that the directors may, from time to time, on behalf of the Company:

(a) borrow money in a manner and amount, on any security, from any source and upon any terms and conditions;

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person; and

(c) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).

Variation of the foregoing borrowing powers requires an amendment to the articles. In accordance with the BCBCA, this requires the approval of our shareholders by way of a special resolution  passed by 3/4 of the votes cast (a "Special Resolution") on the resolution by our shareholders who, being entitled to do so, vote in person or by proxy at our general meeting, or a resolution consented to in writing by every shareholder who would have been entitled to vote in person or by proxy at a general meeting.

Retirement of directors under an age limit requirement - Our notice of articles and articles do not impose any mandatory age-related retirement requirement for directors.

Share requirement for directors - Pursuant to our articles, a director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the BCBCA to become or act as director. Under the BCBCA an individual is not qualified to become a director if he or she is (i) under the age of 18 years, (ii) found by a court to be incapable of managing his or her own affairs, (iii) an undischarged bankrupt, or (iv) convicted of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud.

Share Capitalization

We are authorized to issue 500,000,000 common shares without par value and 20,000,000 preferred shares without par value of which 1,000,000 shares are designated as Series A Preferred Shares, 100 shares are designated as Series B Preferred Shares, 1,000,000 shares are designated as Series C Preferred Shares, 4,000,000 shares are designated as Series D Preferred Shares and 4,000,000 shares are designated as Series E Preferred Shares. As of May 1, 2020, there are a total of 6,785,175 common shares, and no preferred shares, outstanding. See the discussion in the section of this prospectus entitled "Description of Share Capital" for a summary of the rights attached to our common shares and preferred shares.

Amendment of Rights

We may, by Special Resolution, alter our notice of articles or articles to create or vary the special rights or restrictions attached to any shares, but no right or special right attached to any issued shares may be prejudiced or interfered with unless all shareholders holding shares of each class or series whose right or special right is prejudiced or interfered with consent thereto in writing, or unless a resolution consenting is passed at a separate class meeting of the holders of the shares of each class by a majority of three-fourths. To alter the articles or notice of articles a special resolution is required. However, if the alteration affects the rights of certain shareholders, then, to pass the resolution, either (i) all holders must consent in writing, or (ii) three-fourths of holders must consent during a general meeting.

Meeting

We must hold an annual general meeting of our shareholders at least once every calendar year at a time and place determined by the directors, provided that the meeting must not be held later than thirteen (13) months after the preceding annual general meeting.

The directors may, whenever they think fit, call a meeting of the shareholders. A general meeting, if requisitioned in accordance with the BCBCA, will be convened by the directors or, if not convened by the directors, may be convened by the requisitioning shareholders as provided in the BCBCA.

A notice convening a general meeting, specifying the time and place of the meeting, and, in case of special business, the general nature of the special business, must be given to shareholders not less than twenty-one (21) days prior to the meeting. Shareholders entitled to attend and vote at a general meeting may, by unanimous written consent, reduce or waive the period of notice for a meeting.

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice, by any person entitled to receive notice does not invalidate any proceedings at that meeting.

A quorum for a general meeting is one or more individuals who are shareholders, proxyholders representing shareholders or duly authorized representatives of corporate shareholders, personally present and representing shares aggregating not less than 33 1/3 % of the issued shares of the Company entitled to be voted at that meeting. If the Company has only one shareholder, the quorum for a general meeting will be one person present and being, or representing by proxy, such shareholders or, if the shareholder is a corporation, a duly authorized representative of such corporation.

If within one-half hour from the time appointed for a meeting a quorum is not present, the meeting, if convened by requisition of the shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at a time and place determined by the board of directors. If at the adjourned meeting a quorum is not present within one-half hour from the time appointed, the shareholders present shall be a quorum.

Limitations on Right to own Securities

Our articles do not provide for any limitations on the rights to own securities.

Change of Control

Our articles do not contain any change in control limitations with respect to a merger, acquisition or corporate restructuring involving us. As discussed above, we do, however, have a Shareholder Rights Plan, a copy of which is filed as an exhibit to this registration statement of which this prospectus forms a part.

Shareholder Ownership Disclosure

Our articles do not contain any provision governing the disclosure of share ownership.

Changes in the Capital

We may by either Special Resolution or ordinary resolution amend our notice of articles to increase our share capital by:

(a) creating shares with par value or shares without par value, or both;

(b) increasing the number of shares with par value or shares without par value, or both; and

(c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

We may by Special Resolution alter its notice of articles to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to the extent, in the manner and with the consent of shareholders holding a class of shares which is the subject of or affected by the alteration, as the BCBCA provides.

In addition, we may alter its notice of articles and articles:

(a) by Special Resolution, to create, define and attach special rights or restrictions to any shares, and

(b) by Special Resolution and by otherwise complying with any applicable provision of its notice of articles and articles, to vary or abrogate any special rights and restrictions attached to any shares but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all shareholders holding shares of each class whose right or special right is prejudiced or interfered with consent thereto in writing, or unless a resolution consenting is passed at a separate class meeting of the holders of the shares of each class by a majority of three-fourths.

Notwithstanding any consent in writing or resolution, no alteration shall be valid as to any part of the issued shares of any class unless the holders of all of the issued shares of the class either all consent in writing or consent by a resolution passed by the votes of shareholders holding three-fourths of the shares.

An ordinary resolution means a resolution passed at a general meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or a resolution passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least a special majority of  3/4 of the votes entitled to be cast on the resolution.

Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$3,245.00
Printing and postage expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Rating agency fees	(1)
Miscellaneous expenses	(1)
Total	(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings.  The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Certain Income Tax Considerations

Material Canadian and/or U.S. income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.  You are urged to consult your own tax advisors prior to any acquisition of our securities.

Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Katten Muchin Rosenman LLP with respect to U.S. legal matters and by Miller Thomson LLP with respect to Canadian legal matters. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Experts

The consolidated financial statements of Liquid Media Group Ltd. as of November 30, 2019 and 2018 and for each of the three years in the period ended November 30, 2019 incorporated in this prospectus by reference to the Company's Annual Report on Form 20-F have been audited by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II
Information Not Required In Prospectus

Item 8. Indemnification of Directors and Officers.

The Company' articles provide that, subject to the BCBCA, the Company shall indemnify a director or former director, and the Company may indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any former director against all costs, charges and expenses actually and reasonably incurred by him or her or them in respect of certain actions or proceedings to which he or she is or they are made a party by reason of his being or having been a director.

In addition, the Company's articles provide that, subject to the BCBCA, the Company may indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was shareholder and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or her or them and resulting from his or her acting as an officer, employee or agent of the Company or the corporation. The Company's articles also provide that the Company shall indemnify the secretary or an assistant secretary (if he or she shall not be a full time employee) and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or her or them and arising out of the functions assigned to the secretary by the BCBCA or our articles.

Under the BCBCA, except in respect of an action by or on our behalf to procure a judgment in the Company's favor, the Company may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation of which the Company is or was a shareholder or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of such person's position with the Company. A director or officer is entitled to indemnification from the Company as a matter of right if such person was wholly successful, on the merits or otherwise, in the outcome of the proceeding, or is substantially successful on the merits in the outcome of the proceeding.

Pursuant to the BCBCA, the Company is prohibited from indemnifying an eligible party in certain circumstances, including if the individual did not act honestly and in good faith with a view to the best interests of the Company, or if that individual did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

As permitted by the BCBCA, the Company currently maintains directors' and officers' insurance.

Item 9. Exhibits.

1.1	Form of Underwriting Agreement*
4.1	Form of Indenture for Senior Debt Securities
4.2	Form of Indenture for Subordinated Debt Securities
4.3	Form of Warrant Agreement*
4.4	Form of Subscription Receipt Agreement*
4.5	Form of Rights Agreement*
4.6	Form of Unit Agreement*
4.7	Further Amended and Restated Shareholder Rights Plan Agreement, dated as of June 16, 2015, by and between Leading Brands, Inc. and Computershare Trust Company of Canada (incorporated by reference to the Exhibit to the Company's Report on Form 6-K furnished on July 7, 2015).

4.8	Share Purchase Agreement, dated as of September 15, 2017, by and between the Company and 1133438 B.C. Ltd. (incorporated by reference to the Exhibit 4.2 to the Company's Annual Report on Form 20-F filed with the SEC on June 1, 2018).
4.9	Amended and Restated Arrangement Agreement, dated as of January 14, 2018, by and between the Company and Liquid Canada (fka Liquid Media Group Ltd.) (incorporated by reference to the Exhibit 4.3 to the Company's Annual Report on Form 20-F filed with the SEC on June 1, 2018).
5.1	Opinion of Miller Thomson LLP
5.2	Opinion of Katten Muchin Rosenman LLP
23.1	Consent of Davidson & Company LLP
23.2	Consent of Miller Thomson LLP (included in Exhibit 5.1)
23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities**
25.2	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Subordinated Debt Securities**

_________

*	If applicable, to be filed by an amendment to the registration statement or as an exhibit to a report filed on Form 6-K and incorporated by reference herein.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 4th day of May, 2020.

LIQUID MEDIA GROUP LTD.

By: /s/ Daniel Cruz________

Name: Daniel Cruz

Title: Chief Financial Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints each of Joshua Jackson, Daniel Cruz, or Charles Brezer as his or her true and lawful attorney-in-fact and agent, acting alone, with full power and substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form F-3 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Jackson	Chairman	May 4, 2020
Joshua Jackson

/s/ Daniel Cruz	Chief Financial Officer and Director	May 4, 2020
Daniel Cruz

/s/ Charles Brezer	President and Director	May 4, 2020
Charles Brezer

/s/ Stephen Jackson	Director	May 4, 2020
Stephen Jackson

/s/ Nancy Basi	Director	May 4, 2020
Nancy Basi

Exhibit Index

Number	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture for Senior Debt Securities
4.2	Form of Indenture for Subordinated Debt Securities
4.3	Form of Warrant Agreement*
4.4	Form of Subscription Receipt Agreement*
4.5	Form of Rights Agreement*
4.6	Form of Unit Agreement*
4.7	Further Amended and Restated Shareholder Rights Plan Agreement, dated as of June 16, 2015, by and between Leading Brands, Inc. and Computershare Trust Company of Canada (incorporated by reference to the Exhibit to the Company's Report on Form 6-K furnished on July 7, 2015).
4.8	Share Purchase Agreement, dated as of September 15, 2017, by and between the Company and 1133438 B.C. Ltd. (incorporated by reference to the Exhibit 4.2 to the Company's Annual Report on Form 20-F filed with the SEC on June 1, 2018).
4.9	Amended and Restated Arrangement Agreement, dated as of January 14, 2018, by and between the Company and Liquid Canada (fka Liquid Media Group Ltd.) (incorporated by reference to the Exhibit 4.3 to the Company's Annual Report on Form 20-F filed with the SEC on June 1, 2018).
5.1	Opinion of Miller Thomson LLP
5.2	Opinion of Katten Muchin Rosenman LLP
23.1	Consent of Davidson & Company LLP
23.2	Consent of Miller Thomson LLP (included in Exhibit 5.1)
23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Senior Debt Securities**
25.2	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Subordinated Debt Securities**

_________

*	If applicable, to be filed by an amendment to the registration statement or as an exhibit to a report filed on Form 6-K and incorporated by reference herein.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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